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                                                                   EXHIBIT 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of Denbury Resources Inc. of our report dated December 19, 1997 relating to the statement of revenues and direct operating expenses of Chevron U.S.A. Inc's working interest in the Heidelberg Fields acquired by Denbury Resources Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

San Francisco, California
December 19, 1997